                                                                     EXHIBIT 3.1

                          SECOND AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                          SNELLING AND SNELLING, INC.


         FIRST. The name of the Corporation is Snelling and Snelling, Inc.

         SECOND. The location and post office address of its registered office in this Commonwealth is c/o CT Corporation System, 123 South Broad Street, Philadelphia, Pennsylvania 19109.

         THIRD. The purposes of the Corporation are to engage in, and to do any lawful act concerning, any or all lawful business for which corporations may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania, including but not limited to, manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, furnishing employment and other services of all kinds, dealing in franchises, and acquiring, owning, using and disposing of real property of any nature whatsoever.

         FOURTH. The term for which the Corporation is to exist is perpetual.

         FIFTH. Section 1. Reclassification. Upon the effective date of the Corporation's initial public offering of its Class A Common Stock (as defined in Section 2 below) on Form S-1 of the Securities and Exchange Commission (the "Effective Time"), 946,778 shares of the issued and outstanding common stock, par value $0.05 per share, of the Corporation ("Old Common Stock") shall be reclassified, automatically and without any action on the part of the respective holders thereof, into that number of shares of Class B Common Stock (as hereinafter defined) as shall be determined by multiplying 946,778 times
5.415067 with any resulting fractional shares, as determined on an outstanding certificate by certificate basis, rounded up to the next whole share. The aforementioned 946,778 shares of Old Common Stock constitute all of the shares of capital stock of the Corporation issued and outstanding or reserved for issuance or held in the Corporation's treasury at the Effective Time.

         Section 2. Authorized Capital Stock. The aggregate number of shares that the Corporation shall have authority to issue is 125,000,000 shares, consisting of (1) 100,000,000 shares of Class A Common Stock, par value of $0.01 per share, ("Class A Common Stock"), (2) 15,000,000 of Class B Common Stock, par value $0.01 per share, ("Class B Common Stock") and (3) 10,000,000 shares of preferred stock, par value of $.01 per share ("Preferred Stock").

         The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) in accordance with Section 2B(2)(a)(iii) below. Except as otherwise required by law or expressly provided for herein, the rights, powers, and preferences of the shares of Class A Common Stock and Class B Common Stock (collectively referred to herein as the "Common Stock"), and the qualification, limitations, or restrictions thereof, shall be in all respects identical.

         The following is a statement of the relative rights, preferences and limitations with respect to the shares of each class of capital stock of the Corporation, insofar as the same are fixed in these Articles of Incorporation, and of the authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") to divide the Preferred Stock into series and to fix and determine the variations in the relative rights and preferences as between series:

         A.      Preferred Stock

                 1. The Preferred Stock may, from time to time, be divided into and issued in one or more series. The shares of each series may have such designations, par values, preferences, limitations and relative rights, including voting rights, as are stated herein and in one or more resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided and upon filing of an amendment to these Articles in accordance with the Pennsylvania Business Corporation Law, or any successor statute authorizing the issuance of Preferred Stock.

                 2. To the extent that these Articles of Incorporation do not fix and determine the variations in the relative rights and preferences of the Preferred Stock, in relation to the Common Stock, any class of Common Stock, or series of Preferred Stock, the Board of Directors is expressly vested with the authority to divide the Preferred Stock into one or more series and, within the limitations set forth in these Articles of Incorporation, to fix and determine the designation, preferences, limitations and relative rights of the shares of any series so established, and, with respect to each such series, to fix by one or more resolutions providing for the issue of such series, the following:

                          (a) the maximum number of shares to constitute such series and the distinctive designation thereof;

                          (b) the annual dividend rate, if any, on the shares of such series and the date or dates from which dividends shall commence to accrue or accumulate as herein provided, and whether dividends shall be cumulative;

                          (c) the price at and the terms and conditions on which the shares of such series may be redeemed, including, without limitation, the time during which shares of the series may be redeemed, the premium, if any, over and above the par value thereof and any accumulated dividends thereon that the holders of shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund;

                          (d) the liquidation preference, if any, over and above the par value thereof, and any accumulated dividends thereon, that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                          (e) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions relative to the operations of such retirement or sinking fund;

                          (f) the terms and conditions, if any, on which the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Corporation or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, provided that shares of such series may not be convertible into shares of a series or class that has prior or superior rights and preferences as to dividends or distribution of assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                          (g) the voting rights, if any, on the shares of such series; and

                          (h) any or all other preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the law or with this Article FIFTH;

                                  all as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

                 3. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if any, shall be cumulative; and all series shall rank equally and be identical in all respects, except as provided in Paragraph 1. of this Section 2A and except as permitted by the foregoing provisions of Paragraph 2 of this Section 2A.

                 4. Except to the extent restricted or otherwise provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, no dividends (other than dividends payable in Common Stock) on any class or classes of capital stock of the Corporation ranking, with respect to dividends, junior to the Preferred Stock, or any series thereof, shall be declared, paid or set apart for payment, until and unless the holders of shares of Preferred Stock of each senior series shall have been paid, or there shall have been set apart for payment, cash dividends, when and as declared by the Board of Directors out of funds of the Corporation legally available therefor, at the annual rate, and no more, fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series.

                 5. To the extent provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of capital stock of the Corporation ranking junior, as to liquidation rights, to the Preferred Stock, or any series thereof, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of the respective series. Unless otherwise provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, for the purposes of this Paragraph 5 and Paragraph 2(d) of this Section 2A, neither the consolidation nor the merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up.

                 6. The Corporation, at the option of the Board of Directors, may redeem, unless otherwise provided in the resolution establishing a series of Preferred Stock, at such time as is fixed (and if not so fixed, at any time) in the resolution or resolutions adopted by the Board of Directors providing for the issue of a series, the whole or, from time to time, any part of the Preferred Stock of any series then outstanding, at the par value thereof, plus in every case an amount equal to all accumulated dividends, if any (whether or not earned or declared), with respect to each share so redeemed and, in addition thereto, the amount of the premium, if any, payable upon such redemption fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series. The Board of Directors shall have full power and authority, subject to the limitations and provisions contained herein and in the Pennsylvania Business Corporation Law, to prescribe the terms and conditions upon which the Preferred Stock shall be redeemed from time to time.

                 7. Shares of Preferred Stock that have been redeemed, purchased or otherwise acquired by the Corporation or that, if convertible or exchangeable, have been converted into or exchanged for shares of capital stock of any other class or classes or any series of any other class or classes or of any other series of the same class, shall be canceled and such shares may not under any circumstances thereafter be reissued as Preferred Stock, and the Corporation shall from time to time cause all such acquired shares of Preferred Stock to be canceled in the manner provided by law.

                 8. Nothing herein contained shall limit any legal right of the Corporation to purchase any shares of the Preferred Stock.

         B.      Common Stock

                 1. Shares of Common Stock may be issued by the Corporation from time to time for such consideration as may lawfully be fixed by the Board of Directors.

                 2. Except to the extent otherwise provided below, the shares of Class A Common Stock and the shares of Class B Common Stock shall have the same powers, designations, preferences and participation rights and privileges. The shares of Class A Common Stock and the shares of Class B Common Stock shall have the following specific powers, designations, preferences, and relative participating rights and privileges from and after the Effective Time:

                 (a)      Voting Rights.

                          (i) Each share of Class A Common Stock shall be entitled to one vote, and each share of Class B Common Stock shall be entitled to ten votes, on all matters submitted to a vote of the shareholders. Except as otherwise provided herein or by law or in any resolution or resolutions of the Board of Directors of the Corporation providing for the issuance of Preferred Stock, all actions submitted to a vote of the shareholders of the Corporation shall be voted on by the record holders of the Class A Common Stock and the Class B Common Stock (as well as the holders of any series of Preferred Stock, if any, entitled to vote thereon), voting together as a single class.

                          (ii) A quorum shall be present when the majority of all votes entitled to be voted by the record holders of Class A Common Stock and Class B Common Stock, taken as a whole (as well as the record holders of any series of Preferred Stock, if any, entitled to vote thereon), is present in person or by proxy.

                          (iii) In addition to any other vote required by law, the Corporation may not alter or change, by increase, diminution, or otherwise, the relative rights, preferences, privileges, restrictions, dividend rights, voting power or other powers given to the holders of Class A Common Stock and Class B Common Stock pursuant to this Article FIFTH other than by the affirmative vote of not less than 80% of all the votes entitled to be voted by the record holders of each class of stock to be adversely affected thereby voting as a separate class, except that the Corporation may increase the total number of authorized shares of Class A Common Stock that may be issued by the Corporation by the affirmative vote of a majority of all the votes entitled to be cast by the record holders of Class A Common Stock and Class B Common stock voting together, without regard to class. If the Board of Directors declares a dividend or distribution payable in the Common Stock of the Corporation and there are an insufficient number of authorized Class B Common Stock shares available to distribute in accordance with Paragraph (b) immediately below, then the record holders of Class B Common Stock may vote on an amendment to these Articles of Incorporation increasing the number of authorized shares of such class to the number sufficient to permit the issuance of the stock dividend or distribution, without submitting such vote for approval by record holders of the Class A Common Stock.

                          (b) Dividends. After dividends have been declared and set aside for payment or paid on any series of Preferred Stock having a preference over the Common Stock with respect to payment of such dividends, the holders of Common Stock shall be entitled to receive and to share equally in, when, as and if declared by the Board of Directors of the Corporation, dividends per share, out of the funds legally available therefore, in such amounts as the Board of Directors may from time to time fix and determine, in its sole and absolute discretion.

                          (c)     Conversion Rights.

                                  (i)      The Class A Common Stock has no
                                           conversion rights. Each share of
                                           Class B Common Stock is convertible
                                           at any time, and from time to time,
                                           at the option of and without cost to
                                           the record holder thereof, into one
                                           fully paid and nonassessable share
                                           of Class A Common Stock on and
                                           subject to the terms and conditions
                                           set forth herein; provided, however,
                                           shares of Class B Common Stock shall
                                           be automatically converted, without
                                           any action on the part of the record
                                           holder thereof, into shares of Class
                                           A Common Stock on the occurrence of
                                           the events described in Subsection
                                           (f) of this Section B2.

                                           If any record holder of any shares of
                                           Class B Common Stock (a "Class B
                                           Holder") desires to convert any of
                                           such shares into shares of Class A
                                           Common Stock, such Class B Holder
                                           shall present and surrender the
                                           certificate or certificates
                                           representing such shares during
                                           usual business hours at any office
                                           or agency of the Corporation
                                           maintained for the transfer of Class
                                           B Common Stock and shall deliver a
                                           written notice ("Conversion Notice")
                                           of the election of such Class B
                                           Holder to convert the shares
                                           represented by such certificate or
                                           any portion thereof as specified in
                                           the Conversion Notice. The
                                           Conversion Notice shall state the
                                           name or names (with addresses) in
                                           which the certificate or
                                           certificates representing shares of
                                           Class A Common Stock issuable on
                                           such conversion shall be registered.
                                           If so required by the Corporation,
                                           any certificate representing shares
                                           of Class B Common Stock surrendered
                                           for conversion shall be accompanied
                                           by instruments of transfer, in form
                                           satisfactory to the Corporation,
                                           duly executed by the record holder
                                           of such shares or his authorized
                                           representative. Each conversion of
                                           shares of Class B Common Stock shall
                                           be deemed to have been effected on
                                           the date (the "conversion date") on
                                           which the certificate or
                                           certificates representing such
                                           shares shall have been surrendered
                                           and such notice and any required
                                           instruments of transfer shall have
                                           been received as aforesaid. The
                                           person or persons in whose name or
                                           names any certificate or
                                           certificates representing shares of
                                           Class A Common Stock are issuable
                                           upon such conversion shall be, for
                                           the purpose of receiving dividends
                                           and for all other corporate purposes
                                           whatsoever, deemed to have become
                                           the holder or holders of record of
                                           the shares of Class A Common Stock
                                           represented thereby on the
                                           conversion date.

                                           As promptly as practicable after the
                                           conversion date, the Corporation
                                           shall issue and deliver at such
                                           office or agency, to or upon the
                                           written order of the record holder
                                           thereof, certificates for the number
                                           of shares of Class A Common Stock
                                           issuable upon such conversion.
                                           Subject to the provisions of
                                           Subsection (d) of this Section B2,
                                           if any certificate representing
                                           shares of Class B Common Stock shall
                                           be surrendered for conversion of a
                                           part only of the shares represented
                                           thereby, the Corporation shall
                                           deliver at such office or agency, to
                                           or upon the written order of the
                                           record holder thereof, a certificate
                                           or certificates for the number of
                                           shares of Class B Common Stock
                                           represented by such surrendered
                                           certificate that are not being
                                           converted. The issuance of
                                           certificates representing shares of
                                           Class A Common Stock issuable upon
                                           the conversion of shares of Class B
                                           Common Stock by the record holder
                                           thereof shall be made without charge
                                           to the converting holder for any tax
                                           imposed on the Corporation in
                                           respect to the issue thereof. The
                                           Corporation shall not, however, be
                                           required to pay any tax that may be
                                           payable with respect to any transfer
                                           involved in the issue and delivery
                                           of any certificate in a name other
                                           than that of the record holder of
                                           the shares being converted, and the
                                           Corporation shall not be required to
                                           issue or deliver any such
                                           certificate unless and until the
                                           person requesting the issue thereof
                                           shall have paid to the Corporation
                                           the amount of such tax or has
                                           established to the satisfaction of
                                           the Corporation that such tax has
                                           been paid or that no such tax will
                                           be imposed.

                                           Upon any conversion of shares of
                                           Class B Common Stock into shares of
                                           Class A Common Stock pursuant
                                           hereto, no adjustment with respect
                                           to dividends shall be made; only
                                           those dividends shall be payable on
                                           the shares so converted as may be
                                           declared and are payable to holders
                                           of record of shares of Class B
                                           Common Stock on a date prior to the
                                           conversion date with respect to the
                                           shares so converted; and only those
                                           dividends shall be payable on shares
                                           of Class A Common Stock issued upon
                                           such conversion as may be declared
                                           and are payable to holders of record
                                           of shares of Class A Common Stock on
                                           or after such conversion date.

                                           In case of any consolidation or
                                           merger of the Corporation as a
                                           result of which the record holders
                                           of Class A Common Stock shall be
                                           entitled to receive cash, stock,
                                           other securities, or other property
                                           with respect to or in exchange for
                                           Class A Common Stock or in case of
                                           any sale or conveyance of all or
                                           substantially all of the property or
                                           business of the Company as an
                                           entirety, each record holder of any
                                           share of Class B Common Stock shall
                                           have the right thereafter, so long
                                           as the conversion right hereunder
                                           shall exist, to convert such share
                                           into the kind and amount of cash,
                                           shares of stock, and other
                                           securities and properties as are
                                           receivable upon such consolidation,
                                           merger, sale or conveyance by each
                                           record holder of one share of Class
                                           A Common Stock and shall have no
                                           other conversion rights with regard
                                           to such share. The provisions of
                                           this paragraph shall similarly apply
                                           to successive consolidations,
                                           mergers, sales or conveyances.

                                           Shares of Class B Common Stock
                                           converted into Class A Common Stock
                                           as provided in this Subsection 2(c)
                                           shall be retired and shall resume
                                           the status of authorized but
                                           unissued shares of Class B Common
                                           Stock.

                                           Such number of shares of Class A
                                           Common Stock as may from time to
                                           time be required for such purpose
                                           shall be reserved for issuance upon
                                           conversion of outstanding shares of
                                           Class B Common Stock and for
                                           issuance upon exercise of options,
                                           if any.

                          (d) Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts or other liabilities of the Corporation and the amount to which the record holders of the Preferred Stock shall be entitled has occurred, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the record holders of Class A Common Stock and of Class B Common Stock (considered for this purpose as one class). A merger or consolidation of the Corporation with or into any other corporation, a merger or consolidation of any other corporation into or with the Corporation or a sale, conveyance or lease of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to shareholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Subsection 2(d).

                          (e) Pre-emptive Rights. Subject to any conversion rights of the record holders of Class B
                                  Common Stock, no record holder of either
                                  Class A Common Stock or Class B Common Stock of the Corporation shall be entitled as of right to subscribe for or receive any part of the authorized stock of the Corporation or any part of any new, additional or increased issues of stock of any class or of any obligations convertible into any class or classes of stock, but the Board of Directors may issue and sell any such stock to such persons and for such considerations permitted by law as it may from time to time in its absolute discretion determine.

                          (f)     Restrictions on Transfer of Class B Common
                                  Stock.

                                  (i)      No record holder of any shares of
                                           Class B Common Stock (a "Class B
                                           Holder") may transfer, and the
                                           Corporation shall not register the
                                           transfer of, such shares of Class B
                                           Common Stock, whether by sale,
                                           assignment, gift, bequest,
                                           appointment or otherwise, except to
                                           a Permitted Transferee (as
                                           hereinafter defined).

                                           (1)    In the case of a Class B
                                                  Holder who is a natural
                                                  person and the beneficial
                                                  owner of  the shares of Class
                                                  B Common Stock proposed to be
                                                  transferred, a "Permitted
                                                  Transferee" consists only of:

                                                  (A)    such Class B Holder's
                                                         spouse; provided,
                                                         however, that upon
                                                         divorce any Class B
                                                         Common Stock held
                                                         by such spouse shall
                                                         immediately and
                                                         automatically be
                                                         converted into Class A
                                                         Common Stock;

                                                  (B)    any lineal descendant
                                                         of a parent of such
                                                         Class B Holder,
                                                         including adopted
                                                         children, and any such
                                                         descendant's spouse
                                                         (such descendants and
                                                         their spouses, together
                                                         with such Class B
                                                         Holder's spouse, are
                                                         referred to herein as
                                                         "family members");

                                                  (C)    the trustee or
                                                         trustees of a trust
                                                         (including voting
                                                         trust) solely for the
                                                         benefit of such Class B
                                                         Holder and /or any of
                                                         such Class B Holder's
                                                         family members, except
                                                         that such trust may
                                                         also grant a general or
                                                         special power of
                                                         appointment to one or
                                                         more of such Class B
                                                         Holder's family members
                                                         and may permit trust
                                                         assets to be used to
                                                         pay taxes, legacies and
                                                         other obligations of
                                                         the trust or the
                                                         estates of one or more
                                                         of such Class B
                                                         Holder's family
                                                         members payable by
                                                         reason of the death of
                                                         any such family
                                                         members; provided,
                                                         however, that if at any
                                                         time such trust fails
                                                         to meet the
                                                         requirements of this
                                                         subparagraph (C), all
                                                         such shares of Class B
                                                         Common Stock then held
                                                         by such trustee or
                                                         trustees shall
                                                         immediately
                                                         and automatically  be
                                                         converted into Class A
                                                         Common Stock on a
                                                         share-for-share basis,
                                                         and stock certificates
                                                         formerly representing
                                                         such shares of Class B
                                                         Common Stock shall
                                                         thereupon and
                                                         thereafter be deemed
                                                         to represent a like
                                                         number of shares of
                                                         Class A Common Stock;

                                                  (D)    a corporation wholly
                                                         owned by, or a
                                                         partnership in which
                                                         all of the partners
                                                         are, and all of the
                                                         partnership interests
                                                         are owned by such Class
                                                         B Holder and/or one or
                                                         more of such Class B
                                                         Holder's family members
                                                         and/or one or more of
                                                         his or her Permitted
                                                         Transferees, provided
                                                         that if by reason of
                                                         any change in the
                                                         partners of or owners
                                                         of partnership
                                                         interests in such
                                                         partnership or in the
                                                         ownership of such
                                                         stock, such corporation
                                                         or partnership no
                                                         longer qualifies as a
                                                         Permitted Transferee of
                                                         such Class B Holder,
                                                         all shares of Class B
                                                         Common Stock then held
                                                         by such corporation or
                                                         partnership shall,
                                                         immediately and
                                                         automatically be
                                                         converted into Class A
                                                         Common Stock on a
                                                         share-for-share basis,
                                                         and stock certificates
                                                         formerly representing
                                                         such shares of Class B
                                                         Common Stock shall
                                                         thereupon and
                                                         thereafter be deemed to
                                                         represent the like
                                                         number of shares of
                                                         Class A Common Stock;

                                                  (E)    any organization
                                                         established by such
                                                         Class B Holder and/or
                                                         such Class B  Holder's
                                                         family members,
                                                         contributions to which
                                                         are deductible for
                                                         federal income, estate,
                                                         or gift tax purposes (a
                                                         "charitable
                                                         organization") and a
                                                         majority of whose
                                                         governing board at all
                                                         times consists of such
                                                         Class B Holder and/or
                                                         one or more of the
                                                         Permitted Transferees
                                                         of such Class B Holder,
                                                         or any successor to
                                                         such charitable
                                                         organization meeting
                                                         the requirements of
                                                         this subparagraph (E);
                                                         provided that if there
                                                         is any change in the
                                                         composition of the
                                                         governing board of such
                                                         charitable organization
                                                         that causes such
                                                         charitable organization
                                                         no longer to qualify as
                                                         a Permitted Transferee
                                                         of such Class B Holder,
                                                         all shares of Class B
                                                         Common Stock then held
                                                         by such charitable
                                                         organization shall
                                                         immediately and
                                                         automatically be
                                                         converted into Class A
                                                         Common Stock on a
                                                         share-for-share basis,
                                                         and stock certificates
                                                         formerly representing
                                                         such shares of

                                                         Class B Common Stock
                                                         shall thereupon and
                                                         thereafter be deemed to
                                                         represent a like number
                                                         of shares of Class A
                                                         Common Stock;

                                                  (F)    the estate of such
                                                         Class B Holder; and

                                                  (G)    any other Class B
                                                         Holder who or which is
                                                         the beneficial owner
                                                         of shares of Class B
                                                         Common Stock.

                                           (2)    In the case of a Class B
                                                  Holder holding the shares of
                                                  Class B Common Stock in
                                                  question as trustee pursuant
                                                  to a trust other than a trust
                                                  described in paragraph (3)
                                                  below, "Permitted Transferee"
                                                  consists only of (A) any
                                                  successor trustee of such
                                                  trust who meets the
                                                  requirements set forth in
                                                  subsection (B) of this
                                                  paragraph; and (B) the person
                                                  who established such
                                                  trust and any Permitted
                                                  Transferee of such person.

                                           (3)    In the case of a Class B
                                                  Holder holding the shares of
                                                  Class B Common Stock in
                                                  question as trustee pursuant
                                                  to a trust that was
                                                  irrevocable on October 21,
                                                  1997, (the "Record Date"),
                                                  "Permitted Transferee"
                                                  consists only of  (A) any
                                                  successor trustee of such
                                                  trust  who meets the
                                                  requirements set forth in
                                                  subsection (B) or (C) of this
                                                  paragraph; (B) any person to
                                                  whom or for whose benefit the
                                                  principal or income may be
                                                  distributed under the
                                                  terms of such trust or any
                                                  person to whom such trust may
                                                  be obligated to make future
                                                  transfers, provided such
                                                  obligation exists prior to the
                                                  date such trust becomes a
                                                  holder of Class B Common
                                                  Stock; and (C) any lineal
                                                  descendant of a parent of the
                                                  creator of such trust
                                                  including adopted
                                                  children and any such
                                                  descendant's spouse.

                                           (4)    In the case of a Class B
                                                  Holder that is a corporation
                                                  or partnership and the
                                                  beneficial owner of the shares
                                                  of Class B Common Stock
                                                  proposed to be transferred,
                                                  "Permitted Transferee"
                                                  consists only of:

                                                  (A) any partner of such
                                                  partnership, or shareholder
                                                  of such corporation, on the
                                                  Record Date;

                                                  (B) any shareholder of such
                                                  corporation who held any share
                                                  thereof on the Record Date and
                                                  who receives shares of Class B
                                                  Common Stock pro rata to his
                                                  stock ownership in such
                                                  corporation through a
                                                  dividend or through a
                                                  distribution made upon
                                                  liquidation of such
                                                  corporation;

                                        (C) any person transferring shares of
                                        Class B Common Stock to such
                                        corporation or partnership after the
                                        Record Date; provided, however, that
                                        such transferor may not  receive shares
                                        of Class B Common Stock in excess of
                                        the shares of Class B Common Stock
                                        transferred by the transferor to such
                                        corporation or partnership;

                                        (D) any Permitted Transferee of any
                                        person meeting the requirements set
                                        forth in subparagraph (A), (B) or (C)
                                        of this paragraph, but not in excess of
                                        the number of shares such shareholder
                                        or person is entitled to receive
                                        pursuant to this paragraph; and

                                        (E) the survivor of a merger or
                                        consolidation of such corporation
                                        if those persons who owned beneficially
                                        sufficient shares entitled to elect at
                                        least a majority of the entire board of
                                        directors of such constituent
                                        corporation immediately prior to the
                                        merger or consolidation own
                                        beneficially sufficient shares entitled
                                        to elect at least a majority of the
                                        entire board of directors of the
                                        surviving corporation, provided that if
                                        by reason of any change in the
                                        ownership of such stock of the
                                        surviving corporation such surviving
                                        corporation would no longer qualify as
                                        a Permitted Transferee of such Class B
                                        Holder, all shares of Class B Common
                                        Stock then held by such surviving
                                        corporation shall immediately and
                                        automatically be converted into Class A
                                        Common Stock on a share-for-share
                                        basis, and stock certificates formerly
                                        representing such shares of Class B
                                        Common Stock shall thereupon and
                                        thereafter be deemed to represent a
                                        like number of shares of Class A Common
                                        Stock.

                                (5)     In the case of a Class B Holder
                                        that is the estate of a deceased Class
                                        B Holder, or that is the estate of a
                                        bankrupt or insolvent Class B Holder,
                                        and provided such deceased, bankrupt or
                                        insolvent Class B Holder, as the case
                                        may be, held record or beneficial
                                        ownership of the shares of Class B
                                        Common Stock in question, "Permitted
                                        Transferee" consists only of a
                                        Permitted Transferee of such deceased,
                                        bankrupt or insolvent Class B Holder as
                                        determined pursuant to paragraph (1) or
                                        (4) above, as the case may be.

                                (6)     In the case of a record (but
                                        not beneficial) owner of Class B Common
                                        Stock as nominee for the person who is
                                        the beneficial owner thereof on the
                                        Record Date, a Permitted Transferee
                                        consists only of such beneficial owner
                                        of the Class B Common Stock and any
                                        Permitted Transferee of such beneficial
                                        owner.

                                (7)     Shares of Class B Common Stock
                                        are freely transferrable among
                                        Permitted Transferees.

                       (ii)     Notwithstanding anything to the
                                contrary set forth herein, any Class B Holder may pledge such holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred of record to or registered in the name of the pledgee and shall remain subject to the provisions of this Subsection (ii). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.

                       (iii)    For purposes of this Section 2B:

                                (1) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

                                (2) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

                                (3)     A minor for whom shares of Class B
                                        Common Stock are held pursuant to a
                                        Uniform Gifts to Minors Act or similar
                                        law shall be considered a Class B
                                        Holder of such shares.

                                (4)     Unless otherwise specified, the term
                                        "person" means both natural persons and
                                        legal entities.

                                (5)     Without derogating from the election
                                        conferred upon the Corporation pursuant
                                        to Subsections (iv) and (vi) below,
                                        each reference to a corporation shall
                                        include any successor corporation
                                        resulting from merger or consolidation;
                                        each reference to a partnership shall
                                        include any successor partnership
                                        resulting from the death or withdrawal
                                        of a partner; and each reference to a
                                        trustee shall include any successor
                                        trustee.

                                (6)     Unless otherwise specified, the term
                                        "holder" means record holder.

                                (7) A "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares.

                       (iv) Unless a different time is specified in the provisions of Subsection 2B(2)(f), any transfer of shares of Class B Common Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Common Stock into shares of Class A Common Stock, effective upon the earlier to occur of (1) the date on which certificates representing such shares are presented for transfer on the books of the Corporation, or (2) the date on which the Corporation gives written notice to the transferor of such shares of Class B Common Stock that conversion has occurred, and the stock certificates formerly representing such shares of Class B Common Stock are thereupon and thereafter deemed to represent the like number of shares of Class A Common Stock.

                       (v) The Corporation may, in connection with preparing a list of shareholders entitled to vote at any meeting of shareholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Common Stock or is a Permitted Transferee.

                       (vi) Shares of Class B Common Stock may be registered in "street" or "nominee" name on behalf of the beneficial owner or owners thereof, provided that such beneficial owners must give written notice to the Corporation of the identity and address of the record holder of the shares of Class B Common Stock and the certificate numbers of such shares, held of record by such record holder, and provided further, that the beneficial owner or owners must give written notice containing the same information as required in the original notice to the Corporation of any subsequent change in the record holder of such shares. Failure to give such written notice to the Corporation on or before the date that is 180 days following the date that the shares of Class B Common Stock are registered in "street" or "nominee" name shall, upon the election of the Corporation given by written notice to the record holder of such Class B Common Stock convert such shares of Class B Common Stock into shares of Class A Common Stock, without further act on anyone's part, effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.

                       (vii) The Corporation shall note by reference hereto on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this
                                Section 2B(2)(f).

         SIXTH. Section 1. Definitions. The following words and phrases when used in this Article SIXTH shall have the meanings set forth below:

         A. "Affiliate" and "Associate" shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on May 1, 1997.

         B. "Beneficial owner." A person shall be a "beneficial owner" of any stock that:

                 1. such individual, firm, corporation or other entity ("Person") or any of its Affiliates or Associates beneficially owns directly or indirectly; or

                 2. such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); or

                 3. is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of such stock.

         C. "Control." The power, whether or not exercised, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise.

         D.      "Controlling Person or Group."

                 1.       (a)     A person or group who acquires, offers to
                                  acquire or, directly or indirectly, publicly discloses or causes to be disclosed (unless clearly for a purpose other than circumventing the intent of this Article
                                  SIXTH) the intention of acquiring voting power over securities, which would entitle the holder thereof to cast at least 10% of the votes that all shareholders of the Corporation would be entitled to cast in an election of directors of the Corporation; or

                          (b) a person or group who has otherwise, directly or indirectly, publicly disclosed or caused to be disclosed (other than for the purposes of circumventing the intent of this Article SIXTH) that it may seek to acquire control of a Corporation through any means.

                 2. Two or more persons acting in concert, whether or not pursuant to an express agreement, arrangement, relationship or understanding, including a partnership, limited partnership, syndicate, or through any means of affiliation whether or not formally organized, for the purpose of acquiring, holding, voting or disposing of equity securities of a corporation shall be deemed a group for purposes of this Article SIXTH. Notwithstanding any other provision of this Article SIXTH to the contrary, and regardless of whether a group has been deemed to acquire beneficial ownership of an Equity Security under this Article SIXTH, each person who participates in a group, where such group is a Controlling Person or Group as defined in this Article SIXTH, shall also be deemed to be a Controlling Person or Group for the purposes of this Article SIXTH, and a direct or indirect transferee solely pursuant to a transfer or series of transfers of an Equity Security acquired from any person or group that is or becomes a Controlling Person or Group, shall be deemed, with respect to such Equity Security, to be acting in concert with the Controlling Person or Group, and shall be deemed to have acquired such Equity Security in the same transaction (at the same time, in the same manner and from the same person) as its acquisition by the Controlling Person or Group.

         E. "Equity Security." Any security, including all shares, stock or similar security, and any security convertible into (with or without additional consideration) or exercisable for any such shares, stock or similar security, or carrying any warrant, right or option to subscribe to or purchase such shares, stock or similar security or any such warrant, right, option or similar instrument.

         F. "Profit." The positive value, if any, of the difference between:

                 1. the consideration received from the disposition of Equity Securities less only the usual and customary broker's commissions actually paid in connection with such disposition; and

                 2. the consideration actually paid for the acquisition of such Equity Securities plus only the usual and customary broker's commissions actually paid in connection with such acquisition.

         G.      "Proxy." Includes any proxy, consent or authorization.

         H. "Proxy solicitation" or "solicitation of proxies." Includes any solicitation of a proxy, including a solicitation of a revocable proxy of the nature and under the circumstances described in this Article SIXTH (relating to Controlling Person or Group Safe Harbor).

         I. "Publicly disclosed or caused to be disclosed." Includes, but is not limited to, any disclosure (whether or not required by law) that becomes public made by a person:

                 1. with the intent or expectation that such disclosure become public; or

                 2. to another whether the disclosing person knows, or reasonably should have known, that the receiving person was not under obligation to refrain from making such disclosure, directly or indirectly, to the public and such receiving person does make such disclosure, directly or indirectly, to the public.

         J.      "Transfer." Acquisition or disposition.

         K. "Voting Stock." The term shall have the meaning specified in Article SIXTH of these Amended and Restated Articles of Incorporation.

         Section 2.    Controlling Person or Group Safe Harbor.

         A. For the purpose of this Article SIXTH, a person or group shall not be deemed a Controlling Person or Group, absent significant other activities indicating that a person or group should be deemed a Controlling Person or Group, by reason of voting or giving a proxy or consent as a shareholder of the Corporation if the person or group is one who or which:

                 1. did not acquire any voting shares of the Corporation with the purpose of changing or influencing control of the Corporation or seeking to acquire control of the Corporation or in connection with or as a participant in any agreement, arrangement, relationship, understanding or otherwise having any such purpose;

                 2. if control were acquired, would not be a person or group or a participant in a group that has control over the Corporation and will not receive, directly or indirectly, any consideration from a person or group that has control over the Corporation other than consideration offered proportionately to all holders of voting shares of the Corporation; and

                 3. if a proxy or consent is given, executes a revocable proxy or consent given without consideration in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act under circumstances not then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report) by the person or group who gave the proxy or consent.

         B. For the purpose of this Article SIXTH, a person or group shall not be deemed a Controlling Person or Group under the definition of "Controlling Person or Group" in Section 1 of this Article SIXTH (relating to definitions) if such person or group holds voting power:

                 1. in good faith and not for the purpose of circumventing this Article, as an agent, bank, broker, nominee or trustee for one or more beneficial owners who do not individually or, if they are a group acting in concert, as a group have the voting power specified in the definition of "Controlling Person or Group" in Section 1 of this Article SIXTH;

                 2. in connection with the solicitation of proxies or consents by or on behalf of the Corporation in connection with shareholder meetings or actions of the Corporation; or

                 3. in the amount specified in the definition of "Controlling Person or Group" in Section 1 of this Article SIXTH as a result of the solicitation of revocable proxies or consents with respect to voting shares if such proxies or consents both:

                          (a) are given without consideration in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act; and

                          (b) do not empower the holder thereof, whether or not this power is shared with any other person, to vote such shares except on the specific matters described in such proxy or consent and in accordance with the instructions of the giver of such proxy or consent.

         C. In determining whether a person or group would be a Controlling Person or Group within the meaning of this Article SIXTH, there shall be disregarded voting power, and the seeking to acquire control of a Corporation to the extent based upon voting power arising from a contingent right of the holders of one or more classes or series of preference shares to elect one or more members of the Board of Directors upon or during the continuation of a default in the payment of dividends on such shares or another similar contingency.

         Section 3. Ownership by Corporation of Profits Resulting From Certain Transactions. Any Profit realized by any person or group, who is or was a Controlling Person or Group with respect to the Corporation, from the disposition of any Equity Security of the Corporation to any person including, without limitation, to the Corporation or to another member of the Controlling Person or Group, shall belong to and be recoverable by the Corporation, whether the Profit is realized by such person or group:

         A. from the disposition of such Equity Security of the Corporation within 18 months after the person or group obtained the status of a Controlling Person or Group; and

         B. the Equity Security had been acquired by the Controlling Person or Group within 24 months prior to or 18 months subsequent to the obtaining by the person or group of the status of a Controlling Person or Group.

         Any transfer by a Controlling Person or Group of the ownership of any Equity Security of the Corporation may be suspended on the books of the Corporation, and certificates representing such securities may be duly legended, to enforce the rights of the Corporation under this Article SIXTH.

         Section 4. Enforcement Actions. Actions to recover any profit due under this Article SIXTH may be commenced in any court of competent jurisdiction by the Corporation issuing the Equity Security or by any holder of any Equity Security of the Corporation in the name and on behalf of the Corporation if the Corporation fails or refuses to bring the action within 60 days after written request by a holder or shall fail to prosecute the action diligently. If a judgment requiring the payment of any such profits is entered, the party bringing such action shall recover all costs, including reasonable attorney fees, incurred in connection with enforcement of this Article SIXTH.

         By engaging in the activities necessary to become a Controlling Person or Group and thereby become a Controlling Person or Group, the person or group and all persons participating in the group consent to personal jurisdiction in the courts of the State of Texas for enforcement of this Article SIXTH. Courts of the State of Texas may exercise personal jurisdiction over the Controlling Person or Group in actions to enforce this Article SIXTH. The terms of this Article SIXTH shall be supplementary to the provisions of 42 Pennsylvania Civil Statute Sections 5301 (relating to persons) through 5322 (relating to bases of personal jurisdiction over persons outside the State of Pennsylvania and for the purpose of this Article SIXTH, 42 Pennsylvania Civil Statute Section 5322(7)(xiv) shall be deemed to include a Controlling Person or Group as defined in Paragraph A of this Article SIXTH (relating to definitions). Service of process may be made upon such persons outside the State of Pennsylvania in accordance with the procedures specified by 42 Pennsylvania Civil Statute Section 5323 (relating to service of process on persons outside the State of Pennsylvania).

         Any action to enforce this Article SIXTH shall be brought within two years from the date any Profit recoverable by the Corporation was realized.

         Section 5. Exceptions. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation, this Article SIXTH shall not apply to any transfer of an Equity Security:

         A.      Consummated before July 31, 1997;

         B.      Constituting:

                 1. In the case of a person or group that, as of July 31, 1997, beneficially owned shares entitling the person or group to cast at least 10% of the votes that all shareholders would be entitled to cast in an election of directors of the Corporation:

                          (a) the disposition of Equity Securities of the Corporation by such person or group; and

                          (b) subsequent dispositions of any or all Equity Securities of the Corporation disposed of by such person or group where such subsequent dispositions are effected by the direct purchaser of the securities from such person or group, if as a result of the acquisition by the purchaser of the securities from such person or group, the purchaser, immediately following the acquisition, is entitled to cast at least 10% of the votes that all shareholders would be entitled to cast in an election of directors of the Corporation.

                 2. The transfer of the beneficial ownership of the Equity Security by:

                          (a) gift, devise, bequest or otherwise through the laws of inheritance or descent;

                          (b) a settlor to a trustee under the terms of a family, testamentary or charitable trust; and

                          (c) a trustee to a trust beneficiary or a trustee to a successor trustee under the terms of a family, testamentary or charitable trust.

                 3. The addition, withdrawal or demise of a beneficiary or beneficiaries of a family, testamentary or charitable trust.

                 4. The appointment of a guardian or custodian with respect to the Equity Security.

                 5. The transfer of the beneficial ownership of the Equity Security from one spouse to another by reason of separation or divorce or pursuant to community property laws or other similar laws of any jurisdiction.

                 6. The transfer of record or the transfer of a beneficial interest or interests in the Equity Security where the circumstances surrounding the transfer clearly demonstrate that no material change in beneficial ownership has occurred;

         C.      Consummated by:

                 1.       The Corporation or any of its subsidiaries.

                 2. Any savings, stock ownership, stock option or other benefit plan of the Corporation or any of its subsidiaries, or any fiduciary with respect to any such plan when acting in such capacity, or by any participant in any such plan with respect to any Equity Security acquired pursuant to any such plan or any Equity Security acquired as a result of the exercise or conversion of any Equity Security (specifically including any options, warrants or rights) issued to such participant by the Corporation pursuant to any such plan.

                 3. A person engaged in business as an underwriter of securities who acquires the Equity Securities directly from the Corporation or an Affiliate or Associate, as defined herein, of the Corporation through his or her participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933; and

         D.      Where the:

                 1. acquisition of the Equity Security has been approved by a resolution adopted prior to the acquisition of the Equity Security; or

                 2. disposition of the Equity Security has been approved by a resolution adopted prior to the disposition of the Equity Security if the Equity Security at the time of the adoption of the resolution is beneficially owned by a person or group that is or was a Controlling Person or Group with respect to the Corporation and is in control of the Corporation if:

                                  the resolution in either Subparagraph D(1) or D(2) immediately above is approved by the Board of Directors of the Corporation and ratified by the affirmative vote of the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast thereon and identifies the specific person or group that proposes such acquisition or disposition, the specific purpose of such acquisition or disposition and the specific number of Equity Securities that are proposed to be acquired or disposed of by such person or group.

         Section 6. Effect of Distributions. For purposes of this Article SIXTH, Equity Securities acquired by a holder as a result of a stock split, stock dividend or other similar distribution by the Corporation of Equity Securities issued by the Corporation not involving a sale of the securities shall be deemed to have been acquired by the holder in the same transaction (at the same time, in the same manner and from the same person) in which the holder acquired the existing Equity Security with respect to which the Equity Securities were subsequently distributed by the Corporation.

         Section 7. Formation of Group. For the purposes of this Article SIXTH, if there is no change in the beneficial ownership of an Equity Security held by a person, then the formation of or participation in a group involving the person shall not be deemed to constitute an acquisition of the beneficial ownership of such Equity Security by the group.

         Section 8. Amendment to Article SIXTH. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of not less than 80% of all votes entitled to be cast, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article SIXTH or any provision hereof.

         SEVENTH. No shareholder of the Corporation shall have the right to cumulate votes in the election of directors of the Corporation.

         Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of not less than 80% of all votes entitled to be cast, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article SEVENTH or any provision hereof.

         EIGHTH. All actions of the shareholders must be taken at an annual or special meeting of shareholders and may not be taken by a consent or consents in writing.

         Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of not less than 80% of all votes entitled to be cast, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article EIGHTH or any provision hereof.

         NINTH. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors, but the number of directors shall never be less than five and shall never be more than twenty.

         Any vacancy or vacancies in the Board of Directors because of death, resignation, removal under the provisions of the Bylaws of the Corporation, disqualification, an increase in the number of directors, or any other cause, may be filled by a vote of the majority of the remaining members of the Board of Directors though less than a quorum, at any regular or special meeting; and the director or directors so elected shall continue in office until the next annual election of directors of the Corporation and until their successors shall have been elected and qualified, or until their death, resignation or removal.

         Any director may be removed, at any time, only with cause, by the affirmative vote of not less than 80% of all votes entitled to be cast, given at an annual meeting or at a special meeting of the shareholders called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in the Bylaws of the Corporation.

         Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

         Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of not less than 80% of all votes entitled to be cast, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article NINTH or any provision hereof.

         TENTH.   Section 1.   Directors and Officers as Fiduciaries. A
director or officer of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his or her duties as a director or officer, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director or officer shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent with respect to the matters presented, legal counsel, public accountants or other persons as to matters that the director or officer reasonably believes to be within the professional or expert competence of such person, or a committee of the board of directors upon which the director or officer does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or officer shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or officer of the Corporation or any failure to take action shall be presumed to be in the best interests of the Corporation.

         In addition to any other considerations that the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the shareholders of the Corporation, the Board of Directors may take into account the effects of any action upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of the Corporation, and upon communities in which offices or other establishments of the Corporation or its subsidiaries are located, the short-term and long-term plans of the Corporation and the possibility that these interests may be best served by the continued independence of the Corporation, the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the Corporation and all other pertinent factors.

         The Board of Directors, committees of the Board, and individual directors and officers shall not be required, in considering the best interests of the Corporation or the effects of any action, to regard any corporate interest or the interests of any particular group affected by such action as a dominant or controlling interest or factor.

         Section 2. Personal Liability of Directors. Except as provided in the first sentence of Section 4 of this Article TENTH, a director of the Corporation shall not be personally liable for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take action, unless the director has breached or failed to perform the duties of his or her office under these Articles, the Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         Section 3. Personal Liability of Executive Officers. Except as provided in the first sentence of Section 4 of this Article TENTH, an executive officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expenses of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to perform the duties of his or her office under these Articles, the Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         Section 4. Interpretation of Articles. The provisions of Sections 2 and 3 of this Article TENTH shall not apply to the responsibility or liability of a director or officer, as such, pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. The provisions of this Article TENTH have been adopted pursuant to the authority of Sections 1306(b) and 1718 of the Pennsylvania Business Corporation Law, shall be deemed to be a contract with each director or officer of the Corporation who serves as such at any time while this Article is in effect, and such provisions are cumulative of and shall be in addition to and independent of any and all other limitations on the liabilities of directors or officers of the Corporation, as such, or rights of indemnification by the Corporation to which a director or officer of the Corporation may be entitled, whether such limitations or rights arise under or are created by any statute, rule of law, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Each person who serves as a director or officer of the Corporation while this Article TENTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article. No amendment to or repeal of this Article TENTH, nor the adoption of any provisions of these Articles inconsistent with this Article, shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or adoption of any inconsistent provision. In any action, suit or proceeding involving the application of the provisions of this Article TENTH, the party or parties challenging the right of a director or officer to the benefits of this Article shall have the burden of proof.

         ELEVENTH. Special meetings of the shareholders of the Corporation may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a majority of the Board of Directors of the Corporation. At any annual meeting or special meeting of shareholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Company.

         Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of 80% or more of all votes eligible to be cast shall be required to amend or repeal, or adopt any provision inconsistent with, this Article ELEVENTH any provision hereof.

         TWELFTH. Except as provided in Section 1504(b) of the Pennsylvania Business Corporation Law, the Board of Directors of the Corporation only shall have the power to make, alter or repeal the Bylaws of the Corporation.

         Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of not less than 80% of all votes entitled to be cast, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article TWELFTH or any provision hereof.

         THIRTEENTH. Every amendment to the Articles of Incorporation shall be proposed by the adoption by the Board of Directors of a resolution setting forth the proposed amendment. Shareholders shall not be entitled to petition to amend the Articles of Incorporation.

         Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of not less than 80% of all votes entitled to be cast, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article THIRTEENTH or any provision hereof.

         FOURTEENTH. Subchapter E, entitled "Control Transactions", of Chapter 25 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.

         FIFTEENTH. Subchapter F, entitled "Business Combinations", of Chapter 25 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.

         SIXTEENTH. Subchapter G, entitled "Control-Share Acquisition", of Chapter 25 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.

         SEVENTEENTH. Subchapter H, entitled "Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control", of Chapter 25 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.

         EIGHTEENTH. Subchapter I, entitled "Severance Compensation For Employees Terminated Following Certain Control- Share Acquisition", of Chapter 25 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.

         NINETEENTH. Subchapter J, entitled "Business Combination
Transactions--Labor Contracts", of Chapter 25 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.